                                                                   EXHIBIT 10.26


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         AMENDMENT to an Employment Agreement by and between BRUNO'S, INC., an Alabama corporation (the "Company"), and JAMES A. DEMME ("Executive") dated September 19, 1997, ("Employment Agreement"), made and effective this 31st day of January 1998, by and between the Company and Executive.

         1. Section 2 of the Employment Agreement is amended to read as follows:

                           2. Term of Employment. Executive's term of employment
                  under this Agreement (the "Term") shall commence as soon as possible after the date hereof, but in any event no later than October 1, 1997 and, subject to the terms hereof, shall continue until the termination of Executive's employment pursuant to this Agreement (the "Termination Date"); provided, however, that any termination of employment by Executive (other than for death, Permanent Disability or Good Reason) may only be made upon 90 days prior written notice to the Company and any termination of employment by Executive for Good Reason may only be made upon 60 days prior written notice to the Company.

         2. Subsection (a) of Section 6.1 of the Employment Agreement is amended to read as follows:

                           6.1. Termination Not for Cause or for Good Reason.
                  (a) The Company may terminate Executive's employment at any time for any reason. If Executive's employment is terminated by the Company other than for Cause (as defined in Section 6.4 hereof) or as a result of Executive's death or Permanent Disability (as defined in Section 6.2 hereof) or if Executive terminates his employment for Good Reason (as defined in Section 6.1(c) hereof), Executive shall receive such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 3.4 and 4.1 hereof, to which he is entitled pursuant to the terms of such plans or programs. In addition, Executive shall be entitled to receive an amount (the "Termination Amount") in lieu of any Bonus under the Company's Corporate Management Incentive Plan in respect of all or any portion of the fiscal year in which such termination occurs and any other cash compensation (other than the Vacation Payment and the Compensation Payment, as defined below), which Termination Amount shall be payable in twenty-four monthly installments at the beginning of each month following such termination of employment. The Termination Amount shall consist of an amount equal to two times the sum of the Executive's annual Base Salary plus Target Bonus under the Company's Corporate Management Incentive Plan, as in effect immediately prior to the event giving rise to such termination. In addition, Executive shall be entitled to receive a cash lump sum payment in respect of accrued but unused vacation days (the "Vacation Payment") and to compensation earned but not yet paid (including Base Salary and any deferred Bonus payments ) (the "Compensation Payment"), and to continued coverage for 24 months under any employee medical, disability and life insurance plans in accordance with the respective terms thereof. Any period of continued coverage under the Company's medical plans shall not be credited against any required period of coverage for purposes of Part 6, Subtitle B, Title I of the Employment Retirement Income Security Act of 1974, as amended.

         3. Subsection (c) of Section 6.1 of the Employment Agreement is amended to read as follows:

                           (c) For purposes of this Agreement, "Good Reason"
                  shall mean any of the following (which occur without Executive's express prior written consent):

                                    (i) any material breach by the Company of
                           any provision of this Agreement, including any material reduction by the Company of Executive's duties, authority, support or responsibilities (except in connection with the termination of Executive's employment for Cause, as a result of Permanent Disability, as a result of Executive's death or by

                           Executive other than for Good Reason);

                                    (ii)  the Board requiring that Executive
                           perform his duties and responsibilities for the Company at a location other than the Birmingham, Alabama area; or

                                    (iii) a reduction by the Company in
                           Executive's employee benefits, Bonus opportunity under the Company's Corporate Management Incentive Plan, or Base Salary, other than a reduction in Base Salary which is part of a general cost reduction affecting at least ninety percent (90%) of the officers of the Company and which does not exceed ten percent (10%) of Executive's Base Salary in the aggregate.

         4. Subsection (a) of Section 6.4 of the Employment Agreement is amended so that "prior to September 30, 2000," as it appears in the first sentence thereof is stricken.

         5. Section 6.5 of the Employment Agreement is stricken in its entirety.


                                    BRUNO'S, INC.



                                    By: /s/ Walter M. Grant
                                       -------------------------------
                                        Senior Vice President


                                        /s/ James A. Demme
                                       -------------------------------
                                       James A. Demme



                                       3